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                                                                   EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report on Form 10-K of Northern Border Pipeline Company (the "Partnership") for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerry L. Peters, as Vice President, Finance and Treasurer of Northern Plains Natural Gas Company (the "Operator"), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


 Dated:  March 12, 2004          /s/ Jerry L. Peters
                                 -----------------------------------
                                 Jerry L. Peters
                                 Vice President, Finance and Treasurer
                                 Northern Plains Natural Gas Company

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.